                                                                    EXHIBIT 4.10


                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of October 31, 2001, by and among Advance Stores Company, Incorporated, a Virginia corporation (the "Company"), Advance Trucking Corporation, a Virginia corporation ("Advance Trucking"), LARALEV, Inc., a Delaware corporation ("LARALEV") and Western Auto Supply Company, a Delaware corporation ("WA Supply" along with Advance Trucking, LARALEV and WA Supply, collectively, the "Guarantors"), Mozart Investments Inc., a Delaware corporation ("Mozart Investments") and Mozart One L.L.C., a South Dakota limited liability company ("Mozart One") (Mozart Investments and Mozart One collectively, the "Holders").

                                   RECITALS

     A. WHEREAS, the Holders have purchased certain of the Company's 10-1/4% Senior Subordinated Notes due 2008 (the "Securities"), which are jointly and severally guaranteed on a senior subordinated basis by the Guarantors.

     B. WHEREAS, the Holders, as affiliates of the Company, may not participate in the registered exchange offer of the Company's 10-1/4% Senior Subordinated Notes due 2008 (the "Notes") available to other purchasers of the Notes.

     C. WHEREAS, in order to induce the Holders to purchase the Securities, the parties agreed that in lieu of requesting at this time that the Company prepare a shelf registration statement for the registration of the Securities for re-sale to the public, the Company would grant to the Holders one (1) demand registration right that, if exercised, would obligate the Company to prepare a shelf registration statement to register the Securities for re-sale to the public on the terms and conditions set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Shelf Registration.
          ------------------

          (a) At any time on or after the date which is 60 days following the closing of the Acquisition, the Holders may make a written request upon the Company for one (1) registration under the Securities Act of 1933, as amended (the "Securities Act"), of all, or any part of, the Securities (a "Shelf Registration"). Upon receipt of the notice of Shelf Registration by Holders of at least 50% of the Securities held as of the date hereof, (the "Initiating Holders"), the Company and the Guarantors shall:

          (i) promptly give written notice of the Shelf Registration to all other Holders, if any, informing such Holders that the Company will include all the Securities (the "Registrable Securities") on a shelf registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), unless any Holder notifies the Company in writing within 15 days of the Company's mailing of such written notice to the other Holders that such Holder does not wish to include such Securities in the Registration Statement, at which point the Company shall reduce the Registrable Securities by such amount;

          (ii) prepare and, not later than 60 days following the receipt of the notice of Shelf Registration, file with the Commission the Registration Statement on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Securities from time to time in accordance with the methods of distribution set forth in such shelf registration statement;

          (iii) cause the Registration Statement to become effective under the Securities Act no later than 150 days after the receipt of the notice of Shelf Registration; and

          (iv) keep the Registration Statement continuously effective in order to permit the prospectus forming a part thereof to be used by the Holders of Registrable Securities until the earliest to occur of (the "Registration Period") (A) the period when all the Registrable Securities have been sold pursuant to the Registration Statement, or (B) 180 days from the date of initial effectiveness of the Registration Statement.

          (b)  Postponement of Shelf Registration.  Notwithstanding anything
               ----------------------------------
contained in this Section 1 to the contrary, if any request for Shelf
                  ---------
Registration is delivered at a time when (i) the Company is involved with or actively pursuing a material acquisition or merger, or a financing transaction, whether or not definitive documents have been executed, or (ii) the filing of a registration statement otherwise would materially and adversely affect the Company (a "Material Event Postponement"), the Company may postpone the filing of the registration statement for an appropriate period (not to exceed 60 days from the date of receipt of the notice of Shelf Registration). In the event of a Material Event Postponement, the Company shall deliver a certificate signed by the President or the Chairman of the Company confirming the Company's reason for postponing the registration and confirming that the Company shall effect such registration as promptly as possible after such reason has been resolved, or when the maximum postponement period has elapsed, as the case may be, and if requested by the Initiating Holders, shall prepare a registration statement during the pendency of such postponement so that the registration statement may be filed promptly thereafter.

          (c) Notwithstanding any other provisions hereof, the Company and the Guarantors will ensure that (i) the Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) the Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any prospectus forming part of the Registration Statement, and any supplement to such prospectus (in either case, other than with respect to the Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.   Liquidated Damages.
          ------------------

          (a) The parties hereto agree that the Holders of Registrable Securities will suffer damages if the Company and the Guarantors fail to fulfill their obligations under Section 1, and that it would not be feasible to
                        ---------
ascertain the extent of such damages. Accordingly, if (i) the Registration Statement is not filed with the Commission on or prior to 60 days after the receipt of the notice of Shelf Registration, (ii) the Registration Statement is not declared effective within 150 days after receipt of the notice of Shelf Registration, or (iii) the Registration Statement is filed and declared effective within 60 days after receipt of the notice of Shelf Registration, but shall thereafter cease to be effective (at any time that the Company and the Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company and the Guarantors will be jointly and severally obligated to pay liquidated damages to each Holder of Registrable Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Registrable Securities held by such Holder until (i) the Registration Statement is filed,
(ii) the Registration Statement is declared effective or (iii) the Registration Statement again becomes effective, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

          (b) The Company shall notify the Trustee and the paying agent under the Indenture (the "Paying Agent") immediately upon the happening of each and every Registration Default. The Company and the Guarantors shall pay the liquidated damages due to each Holder of Registrable Securities as provided in
Section 2(a) hereof by depositing with the Paying Agent (which may not be the
------------
Company for these purposes), in trust, for the benefit of such Holder thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Registrable Securities, sums sufficient to pay the liquidated damages then due. The liquidated damages due shall be payable on each interest payment date specified by the

Indenture and the Registrable Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay liquidated damages shall be deemed to accrue from and including the date of the applicable Registration Default.

          (c) The parties hereto agree that the liquidated damages provided for in this Section 2 constitute a reasonable estimate of and are intended to
        ---------
constitute the sole damages that will be suffered by the Holders of Registrable Securities by reason of the failure of (i) the Registration Statement to be filed, or (ii) the Registration Statement to remain effective, in each case to the extent required by this Agreement.

     3.   Registration Procedures.  In connection with any Registration
          -----------------------
Statement, the following provisions shall apply:

          (a) The Company shall furnish to each Holder of Registrable Securities, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein.

          (b) The Company shall advise each Holder of Registrable Securities if applicable and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

               (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) The Company and the Guarantors will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

          (d) The Company will furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (e) The Company will, during the Registration Period, promptly deliver to each Holder of Registrable Securities, without charge, as many copies of the final prospectus included in the Registration Statement and any amendment or supplement thereto as such Holder or other persons may reasonably request; and the Company and the Guarantors consent to the use (in accordance with applicable laws) of such prospectus or any amendment or supplement thereto by any such Holder or other persons, as applicable, as aforesaid.

          (f) Prior to the effective date of the Registration Statement, the Company and the Guarantors will use their reasonable best efforts to register or qualify, or cooperate with the Holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided that the Company and
                                                   --------
the Guarantors will not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

          (g) The Company and the Guarantors will cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders of Registrable Securities thereof may request in writing at least two business days prior to sales of the Registrable Securities pursuant to such Registration Statement.

          (h)  If any event contemplated by Section 3(b)(ii) through (v) occurs
                                            ----------------         ---
during the period for which the Company and the Guarantors are required to maintain an effective Registration Statement, the Company and the Guarantors will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Registrable Securities, and provide the applicable trustee with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company.

          (j) The Company and the Guarantors will comply with all applicable rules and regulations of the Commission, and the Company will make generally available to its security holders as soon as practicable after the effective date of the Registration Statement a consolidated earning statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event
                                                       --------
shall such earning statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

          (k) The Company may require each Holder of Registrable Securities pursuant to any Registration Statement to furnish to the Company such information concerning such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

          (l) Each Holder of Registrable Securities agrees by acquisition of the Securities that, upon receipt of any notice from the Company pursuant to
Section 3(b)(ii) through (v), such Holder will discontinue disposition of such
---------------          ---
Registrable Securities until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 3(h) or until advised in writing
                                      ------------
(the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall give any notice under Section 3(b)(ii) through
                                                     ----------------
(v) during the period that the Company is required to maintain an effective
---
Registration Statement (the "Effectiveness Period"), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (i) the copies of the supplemental or amended prospectus contemplated by Section 3(h) (if an amended or supplemental prospectus is required), or (ii)
   ------------
the Advice (if no amended or supplemental prospectus is required).

          (m) The Company and the Guarantors shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as the Holders of Registrable Securities or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Registrable Securities pursuant to such Registration Statement.

          (n) The Company shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, the Holders of Registrable

Securities and any underwriter participating in any disposition of Registrable Securities pursuant to such Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an "Inspector") in connection with such Registration Statement; provided that if any such information is identified by the Company of any of its
-------- ----
subsidiaries as being confidential or proprietary, each person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or underwriter.

          (o) The Company shall, if requested by the Holders of Registrable Securities and their Special Counsel or the managing underwriters (if any) in connection with the Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Registration Statement and the Registrable Securities to be included thereunder, in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by such Holders and their Special Counsel or the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

     4.   Registration Expenses.  The Company and the Guarantors will jointly
          ---------------------
and severally bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2 and 3 and the Company will reimburse the
                      -------------     -
Holders of Registrable Securities for the reasonable fees and disbursements of one firm of attorneys (in addition to any local counsel) chosen by such Holders (the "Special Counsel") acting for such Holders.

     5.   Indemnification.
          ---------------

          (a) The Company and the Guarantors shall jointly and severally indemnify and hold harmless each Holder of Registrable Securities, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 5 and Section 6 as a Holder) from and against any loss, claim,
     ---------     ---------
damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Registrable Securities), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that in the event it
                                         --------  -------
is subsequently determined that the Holder is or was not entitled to such reimbursement, then such Holder shall promptly repay the indemnifying party the full amount of such reimbursement; provided, further, that the Company and the
                                   --------- -------
Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders' Information; and provided, further, that with respect to any such untrue
                 --------  -------
statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of any
                            ------------
Holder from whom the person asserting any such loss, claim, damage, liability or action received the Registrable Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (i) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Registrable Securities to such person and (ii) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Company with Section 3(d) or 3(e).
                               ------------    ----

          (b) Each Holder shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 5(b) and Section 6 as the Company), from and against any loss,
     ------------     ---------
claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Company by a Holder of Registrable Securities, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however,
                                                           --------  -------
that in the event it is subsequently determined that the Company is or was not entitled to such reimbursement, then the Company shall promptly repay the indemnifying party the full amount of such reimbursement; provided, further, that no such Holder shall be
                              --------  -------
liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of any Registrable Securities pursuant to such Registration Statement.

          (c)  Promptly after receipt by an indemnified party under this Section
                                                                         -------
5 of notice of any claim or the commencement of any action, the indemnified
-
party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5(a) or 5(b), promptly notify the
                               ------------    ----
indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not
--------  -------
relieve it from any liability which it may have under this Section 5 except to
                                                           ---------
the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the
                                                     --------  -------
failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 5.
                                                                    ---------
If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses
                                    ---------
subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however,
                                                          --------  -------
that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 5(a) and 5(b), shall use all reasonable efforts to
             -------------     ----
cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     6.   Contribution.  If the indemnification provided for in Section 5 is
          ------------                                          ---------
unavailable or insufficient to hold harmless an indemnified party under Section
                                                                        -------
5(a) or 5(b), then each indemnifying party shall, in lieu of indemnifying such
----    ----
indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (a) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the offering and sale of the Registrable Securities, on the one hand, and by a Holder of Registrable Securities from receiving the Registrable Securities, as applicable, registered under the Registrable Securities Act, on the other, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Guarantors, on the one hand, and such Holder, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and a Holder of Registrable Securities, on the other, with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Registrable Securities (before deducting expenses) received by or on behalf of the Company as set forth in the table on the cover of the Offering Memorandum, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of the Registrable Securities, on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and the Guarantors or information supplied by the Company and the Guarantors, on the one hand, or to any Holders' Information supplied by such Holder of Registrable Securities, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6 were
                                                                  ---------
to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any
     ---------                                                  ---------
legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, an
                                                        ---------
indemnifying party that is a Holder of the Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.   Rules 144 and 144A.  For so long as the Securities remain outstanding
          ------------------
and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will furnish to Holders of the Securities and prospective purchasers of the Securities designated by such Holders, upon the request of such Holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with
Section 13 or 15(d) of the Exchange Act. The Company and the Guarantors covenant that they will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the reasonable written request of any Holder, the Company and the Guarantors shall deliver to such Holder a written statement as to whether they have complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be
                                                              ---------
deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     8.   Underwritten Registrations.
          --------------------------

          (a) If any of the Registrable Securities covered by the Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company, subject to the consent of the Holders of Registrable Securities (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

          (b) No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) complies with the relevant provisions of this Agreement, including Section 3(k).
                                        ------------

     9.   Miscellaneous.
          -------------

          (a)  Waiver of Other Registration Rights.  The Holders hereby waive
               -----------------------------------
all other registration rights the Holders may have pursuant to the Exchange and Registration Rights Agreement dated as of October 31, 2001 by and among J.P. Morgan Securities Inc., Credit Suisse First Boston, Lehman Brothers Inc., the Company and the Guarantors, including without limitation any shelf registration rights pursuant to Section 2 thereunder.

          (b)  Joinder of Guarantors.  Upon consummation of the Acquisition, any
               ---------------------
subsidiary of the Company that is formed or acquired after the date hereof which is required to be a Guarantor under the Indenture shall become a party to this Agreement by executing and delivering a Joinder Agreement to this Agreement in the form attached hereto as Exhibit A.
                            ---------

          (c)  Amendments and Waivers.  The provisions of this Agreement may not
               ----------------------
be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has agreed thereto in writing and the Company has obtained the written consent of each Holder.

          (d)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery: (i) if to Company, at its principal business address, attention Chief Executive Officer; (ii if to Mozart Investments, 2965 Colonnade Drive, Suite 300, Roanoke, VA 24018, with a copy to Clifford A. Cutchins, IV, Esq., McGuireWoods LLP, 901 E. Cary Street, Richmond, VA 23219; and (ii if to Mozart One, 2965 Colonnade Drive, Suite 300, Roanoke, VA 24018, with a copy to Clifford A. Cutchins, IV, Esq., McGuireWoods LLP, 901 E. Cary Street, Richmond, VA 23219.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

          (e)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, that nothing
                                                          --------
herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of th terms hereof or the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities, including the restriction on sale set forth in this Agreement, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

          (f)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)  Definition of Terms.  For purposes of this Agreement, (i) the
               -------------------
term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (ii) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act, and (iii) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

          (h)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (i)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j)  Remedies.  In the event of a breach by the Company, any Guarantor
               --------
or by any Holder of any of their obligations under this Agreement, each Holder, the Company or any Guarantor, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company or any Guarantor of its obligations under Section 1 hereof for which liquidated damages have been paid
                  ---------
pursuant to Section 2 hereof), will be entitled to specific performance of its
            ---------
rights under this Agreement. The Company, the Guarantors and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by each such person of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, each such person shall waive the defense that a remedy at law would be adequate.

          (k)  No Piggyback on Registrations.  Neither the Company nor any of
               -----------------------------
its security holders (other than the Holders of Registrable Securities) shall have the right to include any securities of the Company in any Registration Statement.

          (l)  Severability.  The remedies provided herein are cumulative and
               ------------
not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (m)  Effectiveness Only Upon Consummation of Acquisition.
               ---------------------------------------------------
Notwithstanding any other provision of this Agreement, neither the Company nor any Guarantor shall have any obligation or liability under this Agreement unless and until the Acquisition is consummated.

          (n)  Entire Agreement.  This Agreement is intended by the parties
               ----------------
hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

                                       ADVANCE STORES COMPANY, INCORPORATED,
                                       a Virginia corporation


                                           /s/ Jeffrey T. Gray
                                       By:______________________________________
                                       Name:  Jeffrey T. Gray
                                       Title: Senior Vice President Controller

                                       ADVANCE TRUCKING CORPORATION,
                                       a Virginia corporation

                                           /s/ Jeffrey T. Gray
                                       By:______________________________________
                                       Name:  Jeffrey T. Gray
                                       Title: Senior Vice President Controller

                                       LARALEV, INC.,
                                       a Delaware corporation


                                           /s/ Andrew Panaccione
                                       By:______________________________________
                                       Name:  Andrew Panaccione
                                       Title: President


                                       WESTERN AUTO SUPPLY COMPANY,
                                       a Delaware corporation


                                           /s/ Jeffrey T. Gray
                                       By:______________________________________
                                       Name:  Jeffrey T. Gray
                                       Title: Senior Vice President Controller

                                       MOZART INVESTMENTS INC.


                                       By: /s/
                                         ______________________________________
                                       Name:
                                       Title:

                                       MOZART ONE L.L.C.



                                       By: /s/
                                         ______________________________________
                                       Name:
                                       Title:

                                   EXHIBIT A


                     ADVANCE STORES COMPANY, INCORPORATED

                   JOINDER TO REGISTRATION RIGHTS AGREEMENT
                   ----------------------------------------

                                                                __________, 2001


     Reference is made to the Registration Rights Agreement dated October __, 2001 (the "Registration Rights Agreement"), among Advance Stores Company, Incorporated, a Virginia corporation (the "Company"), Advance Trucking Corporation, a Virginia corporation, LARALEV, Inc., a Delaware corporation, Western Auto Supply Company, a Delaware corporation, Mozart Investments Inc., a Delaware corporation ("Mozart Investments") and Mozart One L.L.C., a South Dakota limited liability company ("Mozart One" along with Mozart Investments, the "Holders") concerning the granting to Mozart Investments and Mozart One of one (1) shelf registration right. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement. This is the agreement referred to in Section
                                                                     -------
9(b) of the Registration Rights Agreement.
----

     The Company and each of the Guarantors listed on Schedule I hereto agree
                                                      ----------
that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities and to induce the Holders to purchase the Securities thereunder and is being executed concurrently in connection with the consummation thereof.

     1.   Joinder.  Each of the parties hereto hereby agrees to be become bound
          -------
by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Registration Rights Agreement on the date thereof.

     2.   Representations, Warranties and Agreements of the Guarantors.  Each
          ------------------------------------------------------------
Guarantor represents and warrants to, and agrees with, the Holders on and as of the date hereof that such Guarantor has the corporate power to execute and deliver this letter agreement and all corporate action required to be taken by it for the due and proper authorization, execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by such Guarantor and constitutes a valid and legally binding agreement of such Guarantor enforceable against such Guarantor in accordance with its terms.

     3.   GOVERNING LAW.  THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND
          -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     4.   Counterparts.  This letter agreement may be executed in one or more
          ------------
counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     5.   Amendments.  No amendment or waiver of any provision of this letter
          ----------
agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     6.   Headings.  The headings herein are inserted for the convenience of
          --------
reference only and are not intended to be part of, or to affect the meaning or interpretation of, this letter agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this letter agreement will become a binding agreement between the Company, the Guarantors party hereto and the Holders in accordance with its terms.

                                            Very truly yours,

                                            [GUARANTOR]

                                            By:  _______________________________
                                                 Name:
                                                 Title:



ACCEPTED: [        ], 2001

MOZART INVESTMENTS INC.


By:  _________________________
     Name:
     Title:


MOZARTS ONE L.L.C.


By:  _________________________
     Name:
     Title:

                                  Schedule I
                                  ----------

                                  Guarantors
                                  ----------

Advance Trucking Corporation

LARALEV, Inc.

Western Auto Supply Company